SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                   FORM 8 - K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 August 29, 2000
                                (Date of Report)


                     ALTERNATIVE TECHNOLOGY RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                        0-20468                 68-0195770
(State or other jurisdiction   (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification No.)


     629 J Street, Sacramento, CA                                 95814
(Address of principal executive offices)                       (Zip Code)




Registrant's telephone number, including area code: (916) 231-0400



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Item 5. Other Events

     On August 28, 2000, the Company closed the sale of $10,000,002 of its shares of common stock at $3.00 per common stock in private placement. The Company issued 3,333,334 shares of common stock in the aggregate and received net proceeds of $9,682,002 after deducting commissions and expenses of $318,000. Mr. Jeffrey McCormick, the Company's chief executive officer, participated in the private placement by purchasing 666,667 shares of common stock, and Saturn Partners Limited Partnership, of which Mr. McCormick is the sole limited partner, and Saturn Partners LLC, which is owned by Mr. McCormick, is the sole general partner, participated in the private placement by purchasing 1,666,667 shares of common stock.

     Attached is a press release dated August 29, 2000, announcing the sale of $10 million of common stock through the private placement.

Item 7. Financial Statements and Exhibits

        (c)  Exhibits

             99.1   Press Release

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: September 8, 2000           ALTERNATIVE TECHNOLOGY RESOURCES, INC.


                                    By:     /s/   Jeffrey S. McCormick
                                            Jeffrey S. McCormick
                                            Chief Executive Officer